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                         SPECIAL POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints JOSEPH HINES and BRADLEY C. ANDERSON as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for fiscal year ended July 31, 1999, for filing with the Securities and Exchange Commission by Zila, Inc., a Delaware corporation, together with any and all amendments to such Form 10-K, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

     DATED:  October 29, 1999

                                             /s/ Patrick M. Lonergan
                                             --------------------------
                                             PATRICK M. LONERGAN

STATE OF ARIZONA    )
                    )
County of Maricopa  )

     On the 29th day of October, 1999, before me, the undersigned Notary Public, personally appeared PATRICK M. LONERGAN, known to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                             /s/ Janice L. Backus
                                             --------------------------
                                             Notary Public


My commission expires:
[seal of Janice L. Backus]

                                       EXHIBIT
                                        24-D